UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

United States Steel Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent to employees of United States Steel Corporation on February 6, 2024.

E-mail from “Office of the CEO” account to all employees:

Subject: The Facts About Our Transaction with Nippon Steel

TO: All Employees

DATE: Feb. 6, 2024

Dear Colleagues,

In the weeks since the announcement of our terrific transaction with Nippon Steel, many of you have asked questions about timing, process, and other matters related to the closing of the deal. In this video, I answer these questions and lay out the facts about our path to closing the transaction.

Please take a few minutes to watch the video, and then get back to work … safely.

Best,

Dave

The following is the transcript of United States Steel Corporation’s video made publicly available on February 6, 2024.

TRANSCRIPT: David Burritt – Video to Employees of U. S. Steel, 2-6-2024

Hi everybody.

I want to begin by thanking you for your hard work and your continued embodiment of our S.T.E.E.L. Principles. Your focus on safety, environmental excellence, delighting customers, and serving our communities is truly remarkable.

These are exciting times for all of us at U. S. Steel. Our transaction with Nippon Steel, or NSC, is going to take our business to new heights.

Now, I know there is a lot of speculation and distraction out there. I get it: it’s noisy! But we must make sure the noise never distracts us from always putting safety first.

Plus, there’s good news… we have the facts on our side. So I want to provide some clarity around what happens to get to closing and to respond to questions that I know a lot of you have been asking about our transaction with NSC.

[QUESTION 1 DISPLAYED ON SCREEN] What steps need to be taken between now and the deal with NSC closing?

The proposed merger with NSC is subject to certain closing conditions, including regulatory approvals and a vote of U. S. Steel’s stockholders. The first step in seeking a vote of stockholders was the filing of our preliminary proxy, which occurred on January 24th. Among other things, the proxy included a detailed description of the Board’s recommendation on the transaction and the reasons behind it. The preliminary proxy statement is subject to review by the Securities and Exchange Commission, following which we will set the date of the special meeting of stockholders and file a definitive proxy statement. We will mail the definitive proxy statement to our stockholders to provide them with the information they need to make an informed decision on the proposed transaction.

At the same time, other regulatory review processes are ongoing. We will be engaging with the Committee on Foreign Investment in the United States, otherwise known as CFIUS, in connection with its review of the transaction. There will also be an antitrust review of the proposed transaction in the US and certain foreign jurisdictions, as well as certain other customary foreign regulatory approvals.

All in all, we expect all of these steps to be completed, and the transaction to close, in the second or third quarter of this year.

[QUESTION 2 DISPLAYED ON SCREEN] What is CFIUS anyway, and why does it matter?

CFIUS is an interagency committee of the U.S. government tasked with reviewing foreign investments in the United States to ensure that any concerns with respect to our country’s national security are addressed.

We are voluntarily submitting our transaction for review by CFIUS so the U.S. government can ensure any interests it has in the transaction are addressed.

We have the most respected CFIUS lawyers in the country working on our behalf. Moreover, we believe this review will allow us to demonstrate to stakeholders within the U.S. government the great outcomes this transaction will allow for our economy – and all of you. For instance, the increased spending on R&D that Nippon’s ownership will enable.

[QUESTION 3 DISPLAYED ON SCREEN] What about an antitrust review? What is that?

The antitrust laws prohibit mergers that are likely to limit competition substantially. The Department of Justice review process is to ensure that no such transactions occur. We are confident that our transaction is good for competition, good for our customers, and will easily pass antitrust review.

[QUESTION 4 DISPLAYED ON SCREEN] What can I do while we are working through the transaction?

The most important thing you can do is to remain focused on operating our business as usual, and always adhering to our S.T.E.E.L. Principles, especially safety first.

We and NSC will continue to operate as two separate companies until the closing. So please, stay focused.

[QUESTION 5 DISPLAYED ON SCREEN] Where do I learn more?

For more information on the transaction, please visit BestDealForAmericanSteel.com [RELATED QR CODE ALSO DISPLAYED ON SCREEN]. There, you can find more details on Nippon Steel and learn about all the ways in which you, our company, and our country will benefit from this transaction. Also, please feel free to reach out to your supervisor for any other questions you may have.

Thank you, again, for everything you do. Together, we will build the best steelmaking company, with world-leading capabilities.

Now let’s get back to work…safely.

The following materials were first posted by United States Steel Corporation to its internal company news application, X App, on February 6, 2024.

X-App:

●	Headline: Burritt: The Facts About Our Transaction with Nippon Steel

●	Description: In a new video, Dave answers important questions you might have about the Nippon Steel-U. S. Steel transaction.

●	Visual: Embedded YouTube link (https://www.youtube.com/watch?v=sX9AM-rnNsU)

The following is a description of materials first displayed by United States Steel Corporation on digital screens in the company’s facilities on February 6, 2024.

Digital screens at operating facilities: “The Facts About Our Transaction with Nippon Steel” video is to play on digital screens at operating facilities via unlisted YouTube link (https://www.youtube.com/watch?v=gwL7E-UJDB0), soundless with burned-in captions.

The following is a description of materials first posted by United States Steel Corporation as a carousel slideshow on the company’s Intranet on February 6, 2024.

Intranet Carousel Post:

●	Headline: Our Transaction with Nippon Steel: The Facts

●	Text: Answers to important questions you might have about the Nippon Steel-U. S. Steel transaction

●	Link: Link to X App post about the “The Facts About Our Transaction with Nippon Steel” video

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a preliminary version of which was filed with the SEC on January 24, 2024. The information in the preliminary Proxy Statement is not complete and may be changed. The definitive Proxy Statement will be filed with the SEC and delivered to stockholders of the Company. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A PRELIMINARY FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the preliminary Proxy Statement and the definitive Proxy Statement (the latter if and when it is available), as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, a preliminary version of which was filed with the SEC on January 24, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the preliminary version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.